Exhibit 3.2

State of Idaho

ESTO PERPETUA

Department of State.

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

I, J. D. (CY) PRICE, Secretary of State of the State of Idaho, and legal custodian of the corporation records of the State of Idaho, do hereby certify that the

MONTGOMERY MINES, INC.

a corporation organized and existing under and by virtue of the laws of the State of Idaho, filed in this office on the Twelfth day of April, 1948

original articles of amendment, as provided by Section 29-145 and 29-146, Idaho Code Annotated, increasing the capital stock from $100,000.00 to $250,000.00,

and that the said articles of amendment contain the statement of facts required by law, and are recorded on Film No. 13 of Record of Domestic Corporations of the State of Idaho.

I THEREFORE FURTHER CERTIFY, That the Articles of Incorporation have been amended accordingly.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State. Done at Boise City, the Capital of Idaho, this Twelfth day of April, in the year of our Lord one thousand nine hundred forty-eight. and of the Independence of the United States of America the One Hundred Seventy-second.

Secretary of State.

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

OF

MONTGOMERY MINES, INC.

STATE OF IDAHO)
: ss.
County of Boundary)

WE, the undersigned, J. A. Berry, President, and W. H. Witt, Secretary of the Montgomery Mines, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Idaho, do hereby certify that at a regular meeting of the Board of Directors of said corporation, held at the I.O.O.F. Hall at Bonners Ferry, Idaho, on the 12th day of March, 1948, at which meeting all of the members of the Board of Directors were present, a Resolution was adopted by unanimous vote of the members present of the Board of Directors of said Corporation, amending the Articles of Incorporation of the Montgomery Mines, Inc., as hereinafter set forth; that at said meeting of said Directors, a Resolution was adopted by the unanimous vote of said Board, calling a special meeting of the Stockholders of said Corporation to be held on the 2nd day of April, 1948; at which said meeting more than a two-thirds majority of the stockholders of said Corporation was represented at said meeting, in person and by proxy. A Resolution was adopted amending Section 6 of the Articles of Incorporation by more than two-thirds majority vote of the stockholders of said corporation; that said Section 6, as amended, is as follows, to-wit:

> 6. That the amount of capital stock of this corporation shall be $250,000.00, divided into one million shares of the par value of 25 cents each.

IN WITNESS WHEREOF, WE, the undersigned, President and Secretary of the Montgomery Mines, Inc., have hereunto set our hands and caused the seal of said Corporation to be hereunto affixed this 9th day of April, 1948.

J. A. Berry
President

W. H. Witt
Secretary

C 40

STATE OF IDAHO)
: ss.
County of Boundary)

On this 9th day of April, 1948, personally appeared before me, the undersigned, a Notary Public in and for the State of Idaho, J. A. Berry and W. H. Witt, personally known to me to be the President and Secretary of the Montgomery Mines, Inc., and acknowledged to me that they executed the above and foregoing instrument as President and Secretary of said corporation and affixed the corporate seal thereto.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public for State of Idaho
Residing at Bonners Ferry, Idaho

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

OF

MONTGOMERY MINES, INC.

STATE OF IDAHO)
: ss.
County of Boundary)

WE, the undersigned, J. A. Berry, President, and W. H. Witt, Secretary of the Montgomery Mines, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Idaho, do hereby certify that at a regular meeting of the Board of Directors of said corporation, held at the I.O.O.F. Hall at Bonners Ferry, Idaho, on the 12th day of March, 1948, at which meeting all of the members of the Board of Directors were present, a Resolution was adopted by unanimous vote of the members present of the Board of Directors of said Corporation, amending the Articles of Incorporation of the Montgomery Mines, Inc., as hereinafter set forth; that at said meeting of said Directors, a Resolution was adopted by the unanimous vote of said Board, calling a specia meeting of the Stockholders of said Corporation to be held on the 2nd day of April, 1948; at which said meeting more than a two-thirds majority of the stockholders of said Corporation was represented at said meeting, in person and by proxy. A Resolution was adopted amending Section 6 of the Articles of Incorpora tion by more than two-thirds majority vote of the stockholders of said corporation; that said Section 6, as amended, is as follows, to-wit:

> 6. That the amount of capital stock of this corporation shall be $250,000.00, divided into one million shares of the par value of 25 cents each.

IN WITNESS WHEREOF, WE, the undersigned, President and Secretary of th Montgomery Mines, Inc., have hereunto set our hands and caused the seal of sa Corporation to be hereunto affixed this 9th day of April, 1948.

J A Berry
President

W. H. Witt
Secretary

STATE OF IDAHO)
: ss.
County of Boundary)

On this 9th day of April, 1946, personally appeared before me, the undersigned, a Notary Public in and for the State of Idaho, J. A. Berry and W. H. Witt, personally known to me to be the President and Secretary of the Montgomery Mines, Inc., and acknowledged to me that they executed the above and foregoing instrument as President and Secretary of said corporation and affixed the corporate seal thereto.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

W. Nixon
Notary Public for State of Idaho
Residing at Bonners Ferry, Idaho

19141-a

ARTICLES OF
AMENDMENT OF
MONTGOMERY MINES, INC.

Amdt. inc.c.s. from $100,000.00
to $250,000.00

STATE OF IDAHO
DEPARTMENT OF STATE
Secretary's Office
Boise, Idaho

Approved, filed, and admitted to the records of Articles of Incorporation of the State of Idaho and certificate issued,

this Twelfth day of April, 1948.

at 9:00 o'clock A. M.

FEES PAID

Filing $ 20.00

License Tax ——

Recording 1.40

Certificate 3.00

TOTAL $ 24.40

J. D. (CY) PRICE
Secretary of State.

By Bernadine Rigney
Corporation Clerk